EMPLOYMENT AGREEMENT


THE UNDERSIGNED:

1. The private company under Dutch law with restricted liability, MATHCOMP B.V., also trading under the name of WORLDPORT COMMUNICATIONS EUROPE, established at Voorburg, hereinafter to be referred as: "the Company", and:

2. MR. BAHMAN ZOLFAGHARPOUR, born at 8 February 1944, residing at 's-Gravenhage, the Netherlands, hereinafter to be referred to as "the Managing Director";

WHEREAS:

- MathComp B.V. has as its goal the supply of telecommunication services and the importation and exportation of telecommunication equipment;

- By shareholder's resolution dated 4 February 1998, the Managing Director has been appointed as Managing Director of the Company as referred to in
       Article 12 of its Articles of Association;

- The Company wishes tot employ the managing Director and the Managing Director has agreed tot accept the employment subject to the terms and conditions as set forth below;

- The Company and the Managing Director have agreed on concluding an employment agreement upon such terms and conditions as set forth in this agreement;

DECLARED TO HAVE AGREED AS FOLLOWS:

ARTICLE 1. DATE OF ENTRY, DURATION AND TERMINATION

1.1. The Managing Director shall be and is hereby appointed a managing ("statutair") director of the Company and will serve the Company for a period of three years commencing on the date this agreement is accepted by signing by both parties.

1.2. The company is entitled to terminate this employment agreement immediately for an urgent reason as described in article 7: 678 Burgerlijk Wetboek ("Civil Code") by means of serving written notice containing the urgent reason. In the event that the Company terminates this agreement for an urgent reason it will not be obligated to pay the Managing Director the balance of the base salary owed to him pursuant to the original term of the employment agreement.

ARTICLE 2. POSITION, RIGHTS AND DUTIES

2.1. As a Managing Director of the Company, the Managing Director shall have all rights and obligations which are granted to or imposed on him by the Articles of Association of the Company and by law in general.

2.2. The Managing Director shall be charged with the day-to-day management and the profitable growth of the Company and its subsidiaries. In this position the Managing Director will report to the Board of Directors of the Company and the Chief Executive Officer ("CEO") of Worldport Communications, Inc. (the U.S. parent corporation of the Company.

2.3. The Managing Director undertakes to perform the duties attached to his position to the best of his abilities and to perform such duties and exercise such power authorities and discretions as the Articles of Association delegate him.

2.4. The Managing Director will comply with all policies, instructions, rules and regulations governing the personnel of the Company and as such are issued by the Company from time to time.

ARTICLE 3. BASE SALARY

3.1. The Company shall pay the Managing Director a gross base salary of NLG 175.200,-- per annum including 8% holiday allowance to be paid in twelve monthly instalments. The net salary will be paid by the end of each calender month after deduction of applicable taxes and social security premiums.

ARTICLE 4. EXPENSE ACCOUNT

4.1. The Company shall reimburse the Managing Director on a monthly basis for out-of-pocket expenses incurred in the conduct of the Company, including all business, telephone and travel expenses, upon receipts being sub-mitted and approved by the CEO.




ARTICLE 5. VACATION DAYS

5.1. The Managing Director shall be entitled to 25 paid holiday days per calendar year plus all Netherlands' public holidays.

5.2.   The  Managing  Director  will   take  up  his  vacation  days   in  close
       consultation with and after prior approval of the Company.

ARTICLE 6. HEALTH INSURANCE

6.1. The Managing Director shall be entitled during his employment to a medical and disability insurance determined in accordance with the Company's benefit plan or policy.

ARTICLE 7. ILLNESS

7.1. If the Managing Director is unable to perform his duties as result of sickness or an accident he shall be obliged to notify the CEO of the fact as soon as possible on the first following working day before 10.00 a.m.

7.2. In the event of incapacity to work due to sickness or an accident, the Managing Director shall receive 70% of his fixed nett salary for a period of 52 weeks.

ARTICLE 8. COURSES, WORKING HOURS AND OVERTIME

8.1.   The Managing Director shall perform his duties on a full time basis.


8.2. At the request of the Company, the Managing Director shall be bound to courses or programs held during or after the normal working hours, the costs of which are for the account of the Company.

ARTICLE 9. ADDITIONAL ACTIVITIES

9.1. The Managing Director shall be prohibited without express written permission from the Company, for the duration of employment:
       a. from having any active part in any form whatsoever or acting as an advisor to or,
       b. directly or indirectly, for his own account or (in part) for those third parties, or under the terms of employment with those third parties acting for, or

       c. having any financial interest, other than in the form of holding securities which are Stock Exchange quoted, in a company, or organization which (in part) is active, or could be, as a competitor with the Company, in the same field as that for which the activities shall be conducted by the Managing Director for the Company.

ARTICLE 10.    NON-COMPETITION

10.1. During this employment agreement or during the period of two years after termination of this employment agreement, the Managing Director can not without the written consent of the Company be involved, in the broadest sense of the word, thus to, but not limited to, being employed by or performing services for in any business either directly or indirectly, which is competitive to the business of the Company and - or its affiliated companies.
10.2. The Managing Director shall therefore be prohibited from establishing a business which is similar to, resembles or is related to that of the Company, managing such a business, consisting in the management of such business or having such a business manage, either directly or indirectly as well as from having one or more financial interests or being active in such business or for such business in any manner whatsoever either for no gain or for share therein of whatever nature. During the employment agreement and two years after the termination of the employment agreement the Managing Director shall be prohibited from visiting and/or taking contact with the business competitors and business clients/customers of the Company and shall similarly be prohibited from approaching these parties in any other manner for the purpose of compe-t-ing with the Company.

ARTICLE 11.    CONFIDENTIALITY

11.1. The Managing Director will, both during the term of this agreement and after the employment has ended, observe absolute secrecy regarding all his knowledge and/or information concerning the affairs, assets, transactions, business relationships and/or other interests in the widest sense, of the Company and his affiliated companies as well as relations thereof.

11.2. On termination of the employment or at the Company's first request, the Managing Director will immediately hand over to the Company all Company property, including correspondence, files, contracts, contact information (names, addresses, telecommunication numbers) notes, drawings, maps, models, formulations and other documents in his keeping and all rights to intellectual property including, but not limited to, products, services, technologies and trade-names developed by the Managing Director during his employment by the Company which relate to the aforementioned matters.

ARTICLE 12.    FINE

12.1. Any infringement of the prohibitions set forth in articles 9, 10, or 11 will cause the Managing Director immediately to forfeit to the Company a penalty - without having to be declared in default - of NLG 25,000.-- for each infringement and NLG 2,500.-- for each day or part of the day that this infringement continues without prejudice to the right to claim full damages.

ARTICLE 13.    APPLICABLE LAW

13.1. This contract will be governed either in its interpretation or execution by Dutch law.

ARTICLE 14.    GENERAL

14.1. If any article or paragraph of the agreement will be declared null and void, this will not effect the validity of the rest of this agreement.

14.2. This agreement sets forth the entire understanding of the parties and supersedes all previous oral or written representations between the parties.




14.3. In order to become effective, alterations and additions to this agreement must be in writing, endorsed by the Shareholders meeting.


THUS AGREED UPON AND SIGNED IN DUPLICATE AT  .......
ON .......


MathComp B.V.                                               Mr B. Zolfagharpour